As filed with the Securities and Exchange Commission on March 12, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Datadog, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2825503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

620 8th Avenue, 45th Floor

New York, New York 10018

(866) 329-4466

(Address of Principal Executive Offices) (Zip Code)

Datadog, Inc. 2019 Equity Incentive Plan

Datadog, Inc. 2019 Employee Stock Purchase Plan

(Full titles of the plans)

Laszlo Kopits

General Counsel

Datadog, Inc.

620 8th Avenue, 45th Floor

New York, New York 10018

(866) 329-4466

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet

Nicole Brookshire

Cooley LLP

55 Hudson Yards

New York, New York 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.00001 per share
– 2019 Equity Incentive Plan	15,294,003 (2)	80.23 (4)	$1,227,037,861	$133,870
– 2019 Employee Stock Purchase Plan	3,058,800 (3)	68.20 (5)	$208,610,160	$22,760
Total	18,352,803		$1,435,648,021	$156,630

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Class A common stock.

(2)

Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31 of the preceding year, which annual increase is provided by the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”).

(3)

Represents an automatic increase equal to 1% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31 of the preceding year, which annual increase is provided by the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”).

(4)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on March 8, 2021.

(5)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on March 8, 2021, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2019 ESPP.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Datadog, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 15,294,003 additional shares of its Class A common stock under the 2019 Plan, pursuant to the provisions of the 2019 Plan providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2019 Plan on January 1, 2021, and (ii) 3,058,800 additional shares of its Class A common stock under the 2019 ESPP, pursuant to the provisions of the 2019 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2019 ESPP on January 1, 2021. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s Registration Statement on Form S-8 (File Nos. 333-233903 and 333-237176), filed with the Commission on September 23, 2019 and March 13, 2020, respectively.

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2020, filed with the Commission on March 1, 2021.

(c) The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on September 16, 2019 (File No. 001-39051) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Datadog, Inc., as currently in effect.	8-K	001-39051	3.1	September 23, 2019

4.2	Amended and Restated Bylaws of Datadog, Inc., as currently in effect.	S-1	333-233428	3.4	August 23, 2019

4.3	Form of Class A Common Stock Certificate.	S-1/A	333-233428	4.1	September 9, 2019

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Datadog, Inc. 2019 Equity Incentive Plan and terms of agreements thereunder.	S-1/A	333-233428	10.3	September 9, 2019

99.2	Datadog, Inc. 2019 Employee Stock Purchase Plan.	S-1/A	333-233428	10.4	September 9, 2019

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2021.

DATADOG, INC.

By:	/s/ Olivier Pomel
Name:	Olivier Pomel
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Olivier Pomel and Alexis Lê-Quôc, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Olivier Pomel Olivier Pomel	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2021

/s/ David Obstler David Obstler	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2021

/s/ Alexis Lê-Quôc Alexis Lê-Quôc	President, Chief Technology Officer and Director	March 12, 2021

/s/ Michael Callahan Michael Callahan	Director	March 12, 2021

/s/ Matthew Jacobson Matthew Jacobson	Director	March 12, 2021

/s/ Dev Ittycheria Dev Ittycheria	Director	March 12, 2021

/s/ Julie Richardson Julie Richardson	Director	March 12, 2021

/s/ Shardul Shah Shardul Shah	Director	March 12, 2021